Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

TER – Teradyne, Inc. To Acquire Eagle Test Systems, Inc.

Event Date/Time: Sep. 02. 2008 / 4:30PM ET

CORPORATE PARTICIPANTS

Tom Newman

Teradyne, Inc.—VP, Corporate Relations

Greg Beecher

Teradyne, Inc.—CFO

Mike Bradley

Teradyne, Inc.—President, CEO

CONFERENCE CALL PARTICIPANTS

Jim Covello

Goldman, Sachs & Company—Analyst

CJ Muse

Lehman Brothers, Inc.—Analyst

Brett Hodess

Merrill Lynch—Analyst

Satya Kumar

Credit Suisse—Analyst

Gary Sway

Analyst

Judy Delgado

Analyst

Keresh Shankar

Analyst

Patrick Ho

Stifel Nicolaus—Analyst

Vernon Essi

Needham & Company—Analyst

PRESENTATION

Operator

Good afternoon. My name is Kara, and I will be your conference operator today. At this time, I would like to welcome everyone to the Teradyne to acquire Eagle Test conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question and answer session. (OPERATOR INSTRUCTIONS) Thank you. Mr. Newman, you may begin your conference

Tom Newman —Teradyne, Inc.—VP, Corporate Relations

Thank you, Kara, and good afternoon, everyone. I am joined this afternoon by our President and CEO, Mike Bradley, and by our Chief Financial Officer, Greg Beecher. We’re here to discuss our announcement this morning of the signing of a definitive agreement for the class acquisition of Eagle Test systems by Teradyne. The press release detailing the transaction went out today a little before 8:00AM eastern time. A copy can be found on our website at www.teradyne.com, or you can attain one by calling our Investor Relations office at 978-370-2221. This call is being simultaneously webcast over our website at www.teradyne.com. Replays of this call will be available starting around 7:00PM this evening eastern time through September 16th.

In the course of this call we may make some forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995 regarding the proposed acquisition of Eagle Test, the expected timetable for completing the acquisition, future business prospects and market conditions and benefits and synergies of the transaction. Such statements are based on the current assumptions and expectations of management and are neither promises nor guarantees. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presented — presently expected include: conditioning affecting the markets in which Eagle Test operates, the uncertainty of regulatory approvals, Teradyne’s ability to successfully integrate Eagle Test operation with its existing operations, the ability to realize anticipated synergies and cost savings, and other events, factors and risks previously and from time to time, disclosed in filings with the SEC including, but not limited to: Teradyne’s annual report on form 10K for the fiscal year ended December 31, 2007, and Eagle Test’s annual report on form 10K for the fiscal year ended September 30, 2007. These forward-looking statements speak only as of today’s date and Teradyne disclaims any obligation to update any forward-looking statements.

And now on to the substance of the call. First, Greg Beecher will describe the details of the financial transaction and then Mike Bradley will discuss the strategic merits and benefits of the acquisition. Note that we intend to limit this call to 30 minutes, and that we will only entertain questions related to the acquisition. Greg.

Greg Beecher —Teradyne, Inc.—CFO

Thanks, Tom. From a financial lens the transaction is fairly straight forward. The acquisition will be an all (inaudible) under which Eagle Test stockholders will receive $15.65 per share in cash. The purchase price is expected to be approximately $250 million. This price is net of the cash acquired and includes the fair value of fully vested employee equity instruments. We have secured a bridge financing commitment should be need it to close the transaction. The transaction is expected to close during the fourth quarter of 2008. From an operating perspective, once the acquisition is consummated, Eagle Tests will operate as a new business unit within Teradyne with the full distribution and support of Teradyne behind it. We expect the transaction to be accretive to 2009 nonGAAP EPS after excluding purchase accounting effects. The acquisition will be subject to customary closing conditions including the approval of Eagle Test shareholders and receipt of clearance of the Hart-Scott-Rodino Antitrust Improvement Act and the absence of the material adverse change with respect to Eagle Test. The acquisition will not require the approval of Teradyne shareholders. Now let me turn it over to Mike

Mike Bradley —Teradyne, Inc.—President, CEO

Thank you, Greg. Good afternoon, everybody. I would like to briefly outline the strategy of our acquisition of Eagle Test from the perspective our customers, our shareholders, and the employees of both companies. As you know, customers in the analog dominant IC space have been adopting Eagle Tests ETS line of testers due to cost effective performance characteristics. For more highly integrated system on chip designs they also invested in the analog plus digital performance of the FLEX family of testers from Teradyne. So these testers have had a very complimentary price performance set of attributes on customer sees floors. Therefore we intend to maintain both of these test platforms into the future for the unique value they provide to customers.

Now we’ll obviously continue the intense active on-site support that both companies have offered in the past as we back these products for the long haul. Shareholder benefit is compelling, as Eagle Tests brings a strong financial track record to the table and is accretive to our own strengthened business model. Unlike combinations where one or both parties are underperforming, this is a combination that doesn’t depend upon major renovation and product rationalization, and therefore we expect to hit the ground running with our combined product portfolio. So investors will see a combination of strong business models, very solid customer positions and product road maps that extend into the future. Now from an employee perspective we’ll integrate the operations into our semi test operation as a business unit similar to what we’ve done with Nextest. We’ll move quickly on the customer facing side of things so that our customer have a single interface to the combined business. I expect that we’ll have little trouble aligning support resources in an effective way so that our customers don’t see any interruptions in support of their equipment. I do want to say we’ve been very impressed with the engineering and support teams behind the Eagle Test product line, and I am sure we’ll work very effectively in cross-pollinating design technology and test development strategies. Finally, our initial work with Len Foxman and his leadership team has convinced us that we’re on the same page when it comes to core values, customer solutions, and financial discipline. So I’m very, very pleased that we’re combining forces for the future. Now I want to open it up for any questions that you may have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS) We’ll pause for just a moment to compile the Q&A roster. Your first question comes from the line of Jim Covello.

Jim Covello —Goldman, Sachs & Company—Analyst

Great. Good afternoon, guys, thanks so much. Just one question for me. Obviously I think the rationale for a deal makes a ton of sense, but why now, what was it about now especially after the target had a big runup in the stock that made it attractive today?

Mike Bradley —Teradyne, Inc.—President, CEO

Well, Jim, it is not an instantaneous thing. We’ve obviously been talking, so I think in a broader context the why now was because both we and Eagle saw that we could get a lot more done together than separately. We have — they have got a very strong position here in the big A, analog dominant space, power management space, we adjoined that with the mixed signal capability of the FLEX. And we’ve got a very, very big strong footprint in terms of distribution, three times the number of sales, engineers, about six times the application force, so we both came to the joint belief that we could get a multiplier effect here, so it wasn’t really a function of the last few days or last few weeks of stock price.

Jim Covello —Goldman, Sachs & Company—Analyst

How about like if I go back to this time last year, is there something that would have made this make less sense this time last year? I am just again trying to get a feel for timing and thoughts and if things — anything has changed to catalyze this?

Mike Bradley —Teradyne, Inc.—President, CEO

I don’t think — I think it takes two to tango, so I think both of the companies were independently pursuing their business models. Both were making progress, and I think when we looked at each other we became increasingly attractive to one another in a combination, so while the chemical components were there a year ago at this time, they really hadn’t catalyzed enough for us each to come to the table

Jim Covello —Goldman, Sachs & Company—Analyst

That makes sense. And a final question for me. Any element to this that there has been a bunch of consolidation now in the industry and sort of the domino effect that once a couple things happen everybody becomes more open-minded to it maybe?

Mike Bradley —Teradyne, Inc.—President, CEO

I think that is a little bit of it, but I think more substantial from our end was that Eagle is a strong player. They have — they really add something to our product line, so I don’t think it is a matter of a rollup of the various players and trying to roll that and trying to get scale from it. It was they were attractive because of their strength, because of the product technology, they have about 1,700 ETS products in the install base, and we just think partnering with them as we did with Nextest we have two additional strong components to our product portfolio.

Jim Covello —Goldman, Sachs & Company—Analyst

Terrific. Thanks a lot. Congratulations.

Operator

Our next question comes from CJ Muse.

CJ Muse —Lehman Brothers, Inc.—Analyst

Good afternoon. Thank you for taking my question. I guess first off, I think in the past you’ve talked about low cost analyzers being roughly a $200 million market. And I guess the first question is, bringing Teradyne’s technology to bear, including advanced RF and high frequency technology, do you think you can grow that segment above and beyond the $200 million as a combined entity, and if so, where should we see that?

Mike Bradley —Teradyne, Inc.—President, CEO

Well, we certainly intend to keep the investments in R&D that Eagle has underway, so we want to grow basically from the core technology that they’re adding to their product. This segment is actually expected forecasted to grow at a higher rate that be the overall total — the total SOC market, but we’re going to look as we are with Nextest. If there are things we can do in shared technology, to expand the applications of that product we’re going to do that. I think you’ve heard and Len’s prior calls that they want to expand into the discreet test arena and while it is not a small market, we see that as an adjacency that could be exploited.

CJ Muse —Lehman Brothers, Inc.—Analyst

Okay. And then in terms of accreted active to an accretive on a nonGAAP basis, $250 million net cash, assuming 4% on your cash, that’s about $10 million. So is that the sort of right ballpark number we should be thinking about in terms of synergies?

Mike Bradley —Teradyne, Inc.—President, CEO

In our modeling we assume that the costs will be higher than 4%. We assume that if we went to some type of financing it would be closer to 10%, so we weren’t using 4%. It would be accretive to an attractive basis with say a 10% borrowing cost.

CJ Muse —Lehman Brothers, Inc.—Analyst

Okay. So you’re talking $20 plus million then in terms of synergies?

Mike Bradley —Teradyne, Inc.—President, CEO

No. No. If you looked at Eagle Test by itself, you would see that they are a very profitable company, and if we had zero synergies which we won’t, Eagle Test would still be accretive. It is a very, very profitable company. There will be normal synergies you would expect, so this will be on a nonGAAP basis attractive accretion in 2009, and in our next call we’ll provide more details on some of the components.

CJ Muse —Lehman Brothers, Inc.—Analyst

Got you. And last question from me. You had $415 million net cash exiting the June quarter, $250 million out here. What’s the right level of cash you think you need to run your existing business plus now pro forma for Eagle Test?

Mike Bradley —Teradyne, Inc.—President, CEO

Well, there’s a wide range, but we could operate in the neighborhood of $250 million if we wanted to quite comfortably. But we probably would have cash — should have cash at a higher amount. We might target somewhere in the $300 million to have some cash for other strategic opportunities, but somewhere in the $300 million range is where I expect us to end up.

CJ Muse —Lehman Brothers, Inc.—Analyst

So in terms of the required capital then to make up the difference between what you would like tore cash, should we be thinking equity or debt?

Mike Bradley —Teradyne, Inc.—President, CEO

We would not look to the equity markets. We would be looking to some other type of financing, but we would not be looking to straight common. That would not be attractive to us.

CJ Muse —Lehman Brothers, Inc.—Analyst

Great. Excellent. Thank you.

Operator

Your next question comes from Brett Hodess.

Brett Hodess —Merrill Lynch—Analyst

I was wondering if you could give us some idea when you look at the accretive nature for next year what kind of revenue range you’re thinking Eagle Test will contribute when you’re making those kind of calculations, and if you think that the gross margin profile that Eagle Test has had in the past would still hold in that environment?

Greg Beecher —Teradyne, Inc.—CFO

We think the gross margin would still hold, and the revenue projections we have are similar to what Wall Street has. If you look at Wall Street estimates, that’s the numbers that we used.

Brett Hodess —Merrill Lynch—Analyst

Great. Thank you.

Operator

Your next question is from Satya Kumar.

Satya Kumar —Credit Suisse—Analyst

Yes. Hi. Congratulations on the acquisition. A little bit of math here. What’s the market share that Eagle Test has in the [available] markets and power management right now and how much should we think of that increasing with distribution strength that you guys bring to the table here?

Mike Bradley —Teradyne, Inc.—President, CEO

We’re not sure exactly about how much we can grow that. They have got an ambitious growth plan. We hope to be able to expand on that because of the larger distribution footprint, but if that market is $200 million to $300 million, they have got about $130 million. You have to take the discreet out of that number, so they have a very solid market share position in that space. Having said that, their overall market share is under 4% for the total market. So there is obviously a smaller player in the total SOC market.

Satya Kumar —Credit Suisse—Analyst

Who would be the biggest competitor you would look to gain share against and in the market that you can?

Mike Bradley —Teradyne, Inc.—President, CEO

Well, I think you know the players in this space, and it is companies that have analog versions of their platforms. You know who those players are and companies that are expanding into sort of the low end of the mixed signal markets. So those would be the competitors in that space. There is a lot of turmoil in that space at this point, and the hope here is that when customers look for a reliable source of supply long term and a proven platform, that they would adopt the ETS product with us behind it, or obviously we’re pushing with the FLEX product for higher SOC applications.

Satya Kumar —Credit Suisse—Analyst

You mentioned you’re going to keep the products and the R&D spending intact. Is there an opportunity that you will be talking about or willing to talk about now on the SG&A side with the rate of SG&A for the synergies?

Mike Bradley —Teradyne, Inc.—President, CEO

There certainly would be SG&A synergies similar to what we receive with Nextest, public company infrastructure costs, whether that is audit fees, [DNO] insurance premiums, we look to get some savings in the manufacturing sourcing as we also did with next test, we’re able to with our [SLN] group which is very skilled at getting favorable deals, we’re able to get better pricing immediately. So there is a set of opportunities to get synergies. We’ve got a whole bunch of estimates and action plans to pursue there, so we’re confident that we will realize those. We’re just not although a point now where we want to disclose the precise number. And keep in mind also they are on different systems by in large, so there there wouldn’t be any significant G&A savings other than the public company infrastructure costs.

Satya Kumar —Credit Suisse—Analyst

One model question. How should we model tax rates for the kind entity?

Greg Beecher —Teradyne, Inc.—CFO

Our tax rate will go up a little bit. In the past we said 28% to 30%. We’re probably now going to be 30% to 31%.

Satya Kumar —Credit Suisse—Analyst

Calendar ‘09 with the combined entity?

Greg Beecher —Teradyne, Inc.—CFO

Yes.

Satya Kumar —Credit Suisse—Analyst

Thanks a lot.

Operator

Your next question comes from [Gary Sway].

Gary Sway Analyst

Hi. With only a 10% premium over the close prior to this announcement, just wanted to get a better understanding how this deal came together. Did Eagle Test specifically have a process to kind of source competitive bids if there were any out there?

Greg Beecher —Teradyne, Inc.—CFO

We really can’t get into that level of disclosure. And if you looked at the premium on a 30-day average, you’d get a different calculation. You have to be a little mindful how you look at the premium calculation.

Gary Sway Analyst

Okay. And just back to Mike’s kind of overview, what specifically is the overlap? Is it overlap specifically on the mixed signal FLEX product or is there a deeper overlap?

Mike Bradley —Teradyne, Inc.—President, CEO

Gary, the overlap you see really is that customers sometimes are looking for very focused platform that is analog — for the analog dominant applications, and they may have some mixed signal, higher level of analog digital integration. And when they’re looking there, they have to make a choice whether they carve out a piece of production for the focused [DTS] platform or move a mix of products on the FLEX line. That’s where as we look at it in the overlapping in the competitive sense, that’s where we see ourselves competing. In truth, customers are very clear when they’re putting these products into production and they have side by side the ETS platform and the FLEX platform side by side, so they are able very efficiently to apply the platforms to the best price performance point, so we do see a little bit in the process of that getting sorted out by customers. but when it comes to equipment and production, that overlap evaporates.

Gary Sway Analyst

Okay. Great. Thank you.

Operator

Your next question comes from Judy Delgado.

Judy Delgado Analyst

Yes. Good afternoon. I just had a quick question on the mention in the press release about the Company’s hoping no material adverse change happens with respect to Eagle Test. So I was curious to know if Teradyne had put in place some kind of cap on liability should the next earnings coming up in late November turn out to be a little less than expected.

Greg Beecher —Teradyne, Inc.—CFO

I think what was in the press release is standard language to protect Teradyne shareholders if in the event there was a material adverse change, and that generally went run to a slight dip in the market if that is what possibly could occur, it would have to be something specific to Eagle Test that was both material and adverse, so it is a relatively I will say high hurdle. It is not something that generally — you wouldn’t expect that to occur.

Judy Delgado Analyst

Okay. Is there a cap on any liability for Teradyne?

Greg Beecher —Teradyne, Inc.—CFO

There is no cap on liability. I am not sure how liability would arise for Teradyne, so —

Judy Delgado Analyst

Okay. With regards, I guess, I am getting more to the termination fee available?

Greg Beecher —Teradyne, Inc.—CFO

— termination fee, and the termination fee would come to Teradyne in the event that another bidder came along and outbid us, and then Teradyne would receive $11.5 million.

Judy Delgado Analyst

I see

Greg Beecher —Teradyne, Inc.—CFO

So that’s protection for Teradyne given all the energy and effort we put into this.

Judy Delgado Analyst

Okay. Also, I notice the Foxman family owns quite a bit of stock. Have they signed lockups in favor?

Greg Beecher —Teradyne, Inc.—CFO

Yes, they have agreed to vote in favor of the transaction.

Judy Delgado Analyst

Okay. Wonderful. Thank you.

Operator

Your next question is from the line of [Keresh Shankar].

Keresh Shankar Analyst

Hi. Thanks for taking my questions. A couple of quick ones. Not sure you already answered it. In terms of products and platforms I know historically in the past you guys have kind of competed with Eagle Test, at like some of the analog spaces like national and even some kinds of TI. Just wanted to find out, are there going to be any scaling back either on the microFLEX J-750 side or one of the ETS platform that Eagle has going forward? And also you guys are competing on the automotive side of the business, so is there going to be any scaling back? That’s my first question.

Mike Bradley —Teradyne, Inc.—President, CEO

No. No. The product road maps that we have around the FLEX and for the ETS products we’re going to keep intact. In short order here we’ll be assuring both of our customers independently of that. As we started the conversations with Eagle, the obvious thing we asked ourselves was can we assure customers that they’re going to have a sustained source of supply and that we won’t be wrenching the product because of changes in product rationalization and changes in the road map, and essentially we’ve got an agreement that we’re going to have a continuation of the R&D plan that’s in place for both sides.

Keresh Shankar Analyst

Okay. And just following up on that, I do know Eagle Test in calendar maybe like the last couple of quarters or fiscal ‘08, they kind of increase R&D spending and part of that was employing going to go towards the lower end and higher end of mixed signal business. And roughly almost by $1 million or so on a quarterly run rate to R&D. And you’re telling me you’re going to be maintaining R&D. So is there any reason why you can — anything you can scale back on Eagle’s R&D that the core part of Eagle business still has the products if place and then your mixed signal business can be support by the Teradyne range of products?

Greg Beecher —Teradyne, Inc.—CFO

I think the more nearer end point you made that spending will be winding itself down quickly, and we were commenting more on 2009, not spending. We weren’t commenting on the exact spending this quarter or into the fourth quarter, but 2009 we would expect their programs that they have and the programs we have we would not be looking for synergies from either.

Keresh Shankar Analyst

Okay. And what about on the manufacturing side? I know Eagle does a whole bunch of lean with some of their outsourced guys, but most of them are in Illinois. Is there any plan to integrate that longer term into the Teradyne supply chain or stand alone going forward for a while?

Greg Beecher —Teradyne, Inc.—CFO

It will be stand alone for a while, and we will need to work carefully with Eagle Test to see what would be the best opportunities for customers alike, and we haven’t gotten at any level of that planning. What we would normally do, though, is look to see if we can help with sourcing some of some of the commodities and get immediate savings, but there is a set of other things they might be able to help with in manufacturing, and we would be happy to help, but we need to figure out what makes sense financially and at what pace, and we haven’t done that work yet.

Keresh Shankar Analyst

Okay. And one last question is, in terms of the $15.65 share price, what is the valuation metric did you looked at? Can you just explain that if you don’t mind?

Greg Beecher —Teradyne, Inc.—CFO

We did a discounted cash flow analysis looking at Eagle Test’s plan. We read the plan and made a few adjustments, very small adjustments, went out future years and applied an industry growth rate, and then we discounted it back at our weighted average cost to capital, and that amount and also looked at what the synergies could be and what that would be worth to us. That got us to about the price we ended up at, and there is a bunch of other valuations measurements applied, but basically discounting cash flow with our weighted average cost of capital is how we came up with the math that made sense for us.

Keresh Shankar Analyst

Okay. Last question. Looking into calendar ‘09, once Eagle is fully integrated into Teradyne, from a synergy standpoint, is it going to come mostly from the OpEx line, assuming the R&D and going to scale down and your distribution force can be used? So is it going to be more R&D — or OpEx going forward in ‘09 versus the actual COGs line?

Greg Beecher —Teradyne, Inc.—CFO

Correct. The single largest place probably will be SG&A.

Keresh Shankar Analyst

Okay

Greg Beecher —Teradyne, Inc.—CFO

Keep in mind that I said earlier that we don’t need synergies for the deal to be attractively accretive, but we are going to get synergies that make sense.

Keresh Shankar Analyst

Got it. Thank you.

Operator

Your next question comes from Patrick Ho.

Patrick Ho —Stifel Nicolaus—Analyst

Thanks a lot. I think you mentioned on the call that there is an $11.5 million break-up fee to Teradyne. Is that the same thing the other way around should you back out of the deal?

Greg Beecher —Teradyne, Inc.—CFO

There is no fee. We are obligated to close. We don’t have the like provision in the contract.

Patrick Ho —Stifel Nicolaus—Analyst

Okay. Great. Mike, maybe for you on this side on technology side, just from first glance obviously looks like there is a lot of complementary technologies on their mixed signal in conjunction with your technology. Could you give just like I guess a high level overview of what technology aspects you’ll be getting most, because you are doing mixed signal yourself right now? What are they going to be adding on the technology side to your products going forward?

Mike Bradley —Teradyne, Inc.—President, CEO

Well, I think the thing they brought to the table both the customers and what was attractive to us is the basic center point of the cost of the platform. They’re able to have a price performance point that he that stretches down below what our FLEX and micro FLEX, where they’re positioned, and obviously because those products we have are more expandable upward, they have a higher center point of costs, so that is the main attractive attribute, and the element that they bring to the table. Now, having said that, they’re very strong on analog instrumentation, power management, automotive applications. The black art of analog testing is a very, very strong part of their intellectual property, and remember they also are moving into the RF space, and so they have again from an instrumentation standpoint some interesting technology that is centered around more low cost applications for RF testing. So those are the things that we hope to be able to exploit and see whether that makes sense to transport any of that to our product line, but that’s what’s in their portfolio

Patrick Ho —Stifel Nicolaus—Analyst

Great. Thank you

Tom Newman —Teradyne, Inc.—VP, Corporate Relations

Kara, we would like to take one more question.

Operator

Yes, sir. And your final question will come from the line of Vernon Essi.

Vernon Essi —Needham & Company—Analyst

My question, I was just wondering if you were going to have — disclose right now any standard noncompete with any language that you have in the contract right now with key engineers or management?

Greg Beecher —Teradyne, Inc.—CFO

Upon the closing of the transaction there is going to be some select people in those contracts, there is noncompete language as you’d find in other customer contracts, but nothing broad in term of the entire workforce.

Vernon Essi —Needham & Company—Analyst

Nothing — okay, obviously your industry has a history of reinventing itself sometimes after these acquisitions. But what would be the typical duration for something like this? Two year?

Greg Beecher —Teradyne, Inc.—CFO

One year is common.

Vernon Essi —Needham & Company—Analyst

One year. Also on the customer front you obviously did your due diligence on the combination I would imagine prior with some of the customers. Can you give us an idea what the feedback was like? And also with a particular ear towards pricing, I would tend to think over time as the industry consolidates you’re going to get to some extent — obviously everybody wants a better price, but the pricing environment has to improve I would think under a consolidation environment. Can you give us some color on that?

Greg Beecher —Teradyne, Inc.—CFO

I don’t think we’re prepared to comment at that — at this early stage. This competitors that are in the low end market as well, so Eagle Test is not down there by themselves

Mike Bradley —Teradyne, Inc.—President, CEO

Yes. I don’t think this changes the equation on the competitive pricing front. There are ample alternatives that still exist in each of these segments, so this is not something that gives us an inordinate amount of leverage in that space. We’re more attracted to the value that the Eagle platform provided, and we think the differentiation was what gives pricing power and what’s allowed them to have the financial model that they have.

Vernon Essi —Needham & Company—Analyst

Okay. Thank you

Tom Newman —Teradyne, Inc.—VP, Corporate Relations

All right. We thank you all for participating. We hope you got your questions answered. If you have follow-ups, give me a call. I think most of you have my number. So it is 978-370-2425 for follow-ups. Thank you very much.

Greg Beecher —Teradyne, Inc.—CFO

Thank you.

Operator

This concludes this evening’s teleconference. You may now disconnect.

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Safe Harbor Statement

The forward-looking statements included in this transcript are made only as of the date of this transcript. Except as otherwise required by law, Teradyne and Eagle Test disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this transcript.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Eagle Test, the expected timetable for completing the transaction, future business prospects and market conditions and benefits and synergies of the transaction. Such statements are based on the current assumptions and expectations of Teradyne’s and Eagle Test’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Eagle Test operates; the uncertainty of shareholder and regulatory approvals; the parties’ ability to satisfy the merger agreement conditions and consummate the transaction; Teradyne’s ability to successfully integrate Eagle Test’s operations with its existing operations; the ability to realize anticipated synergies and cost savings; and other events, factors and risks previously and from time to time disclosed in filings with the SEC, including, but not limited to, Teradyne’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and Eagle Test’s annual report on Form 10-K for the fiscal year ended September 30, 2007.

Important Additional Information Will Be Filed With the SEC

Eagle Test plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Eagle Test, Teradyne, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Eagle Test and Teradyne through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Eagle Test by contacting their Chief Financial Officer, Stephen J. Hawrysz, at 847-327-1033.

Teradyne and Eagle Test, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Teradyne’s directors and executive officers is contained in Teradyne’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement dated April 11, 2008. Information regarding Eagle Test’s directors and executive officers is contained in Eagle Test’s annual report on Form 10-K for the year ended September 30, 2007 and its proxy statement dated December 28, 2007, which are filed with the SEC. As of August 26, 2008, Eagle Test’s directors and executive officers beneficially owned approximately 9.22 million shares, or 40.0%, of Eagle Test’s common stock. Investors and security holders may obtain additional information regarding the direct and indirect interests of Teradyne, Eagle Test and their respective executive officers and directors in the merger by reading the Proxy Statement and other filings referred to above.